EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-176131) of BlueLinx Holdings Inc.,

•	Registration Statement (Form S-8 No. 333-183027) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-176130) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-151529) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-134612) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-124721) pertaining to the BlueLinx Holdings Inc. Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-211838) pertaining to the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan;

of our report dated February 19, 2015, with respect to the 2014 consolidated financial statements of BlueLinx Holdings Inc. and subsidiaries, included in this Annual Report (Form 10-K) of BlueLinx Holdings Inc. and subsidiaries for the year ended December 31, 2016.

/s/ Ernst & Young, LLP

Atlanta, GA
March 2, 2017